                                                               EXHIBIT 99-B.8.50

                          FUND PARTICIPATION AGREEMENT
                                     BETWEEN
               FEDERATED SERVICES COMPANY, FEDERATED DISTRIBUTORS,
                          WACHOVIA BANK, N.A. AND AICA

     Aetna Insurance Company of America (the "Company"), Federated Services Company (the "Transfer Agent"), Wachovia Bank, N.A. ("Wachovia") and Federated Distributors (the "Distributor") hereby agree to an arrangement whereby The Wachovia Funds ("Fund") shall be made available to serve as underlying investment media for Variable Annuity Contracts ("Contracts") to be issued by the Company.

1.   ESTABLISHMENT OF ACCOUNTS; AVAILABILITY OF FUND.

     The Company represents that it has established Variable Annuity Account I and may establish such other accounts as may be set forth in Schedule A attached hereto and as may be amended from time to time with the mutual consent of the parties hereto (the "Accounts"), each of which is a separate account under Florida Insurance law, and has registered or will register each of the Accounts (except for such Accounts for which no such registration is required) as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"), to serve as an investment vehicle for the Contracts. Each Contract provides for the allocation of net amounts received by the Company to an Account for investment in the shares of one of more specified open-end management investment companies available through that Account as underlying investment media. Selection of a particular investment company and changes therein from time to time are made by the participant or Contract owner, as applicable under a particular Contract.

2.   PRICING INFORMATION; ORDERS; SETTLEMENT.

     (a) Subject to the terms and conditions of the Fund's current registration statement, the Transfer Agent and the Distributor will make shares of those series and classes thereof on Schedule B attached hereto, as it may be amended from time to time, available to be purchased by the Company, and will accept redemption orders from the Company, on behalf of each Account at the net asset value applicable to each order on those days on which the Fund calculates its net asset value (a "Business Day"). Fund shares shall be purchased and redeemed in such quantity and at such time determined by the Company to be necessary to meet the requirements of those Contracts for which the Fund(s) serve as underlying investment media, provided, however, that the Board of Trustees of the Fund (hereinafter the "Trustees") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees, acting in good faith and in the best interests of the shareholders of any Portfolio in accordance with their fiduciary obligations under federal and/or any applicable state laws. The Distributor shall provide prompt notice to the Company of any such action.

     (b) The Transfer Agent will provide to the Company closing net asset value, dividend and capital gain information after the close of trading each day that the New York Stock Exchange (the "Exchange") is open (each such day a "Business Day"), and the Transfer Agent will use its best efforts to provide such information no later than 6:30 p.m. Eastern Standard time on such Business Day, and in no event later than 7:00 Eastern Standard time, except for delays due to extraordinary circumstances. The Company will send via facsimile or electronic transmission to the Transfer Agent orders to purchase and/or redeem Fund shares by 10:00 a.m. Eastern Standard Time the following business day. Payment for net purchases will be wired by the Company to an account designated by the Transfer Agent to coincide with the order for shares of the Fund.

     (c) The Transfer Agent hereby appoints the Company as its agent for the limited purpose of accepting purchase and redemption orders for Fund shares relating to the Contracts from Contract owners or participants. Orders from Contract owners or participants received from any distributor of the Contracts (including affiliates of the Company) by the Company, acting as agent for the Transfer Agent, prior to the close of the Exchange on any given business day will be executed by the Transfer Agent at the net asset value determined as of the close of the Exchange on such Business Day, provided that the Transfer Agent receives written (or facsimile) notice of such order by 10 a.m. Eastern Standard Time on the next following Business Day. Any orders received by the Company acting as agent on such day but after the close of the Exchange will be executed by the Transfer Agent at the net asset value determined as of the close of the Exchange on the next business day following the day of receipt of such order, provided that the Transfer Agent receives written (or facsimile) notice of such order by 10 a.m. Eastern Standard Time within two days following the day of receipt of such order.

     (d) Payments for net redemptions of shares of the Fund will be wired by the Transfer Agent to an account designated by the Company on the same Business Day the Company places an order to redeem Fund Shares. Payments for net purchases of the Fund will be wired by the Company to an account designated by the Transfer Agent or the Fund on the same Business Day the Company places an order to purchase Fund shares. Payments shall be in federal funds transmitted by wire.

     (e) In lieu of applicable provisions set forth in paragraphs 2(a) through 2(d) above, the parties may agree to provide pricing information, execute orders and wire payments for purchases and redemptions through National Securities Clearing Corporation's Fund/SERV system in which case such activities will be governed by the provisions set forth in an Exhibit to this Agreement.

     (f) Each party has the right to rely on information or confirmations provided by the other party (or by any affiliate of the other party), and shall not be liable in the event that an error is a result of any misinformation supplied by the other party.

     (g) The Transfer Agent shall indemnify and hold the Company harmless, from the effective date of this Agreement, against any amount the Company is required to pay to Contract owners or participants due to: (i) an incorrect calculation of a Fund's daily net asset value, dividend rate, or capital gains distribution rate or (ii) incorrect or late reporting of the daily net asset value, dividend rate, or capital gain distribution rate of a Fund, upon written notification by the Company, with supporting data, to Transfer Agent ; provided, however, that no such amounts shall be returned if they are not deemed material pursuant to the then prevailing pricing error guidelines as set forth by the Securities and Exchange Commission and its staff.

          In addition, Transfer Agent shall be liable to the Company for any costs the Company incurs in the preparation, printing and mailing of communications to Contract holders or participants, if such costs or expenses are a result of the failure to provide timely or correct net asset values, dividend and capital gains or financial information and if such information is not corrected by 4:00 p.m. East Coast time of the next business day after releasing such incorrect information provided the incorrect NAV as well as the correct NAV for each date that the error occurred is provided. If a mistake is caused in supplying such information or confirmations, which results in a reconciliation with incorrect information, the amount required to make a Contract owner's or a participant's account whole shall be borne by the party providing the incorrect information, regardless of when the error is corrected.

     (h) The Company shall indemnify the Transfer Agent and the Distributor and hold them harmless, from the effective date of this Agreement, against any loss or liability resulting from its errors in the management of the Contracts and the Accounts.

     (i) The Company agrees to purchase and redeem the shares of the Funds named in Schedule B offered by the then current prospectuses and statements of additional information of the Fund in accordance with the provisions of such prospectus and statement of additional information.

3.   FEES.

     In consideration of services provided by the Company under this Agreement, Wachovia shall pay fees to the Company as set forth in Schedule C.

4.   EXPENSES.

     (a) Except as otherwise provided in this Agreement, all expenses incident to the performance by the Transfer Agent or the Distributor under this Agreement shall be paid by the Transfer Agent, the Distributor or the Fund, including the cost of registration of Fund shares with the Securities and Exchange Commission (the "SEC") and in states where required. The Transfer Agent and the Distributor shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to the Transfer Agent or the Distributor, except as provided herein as may be amended from time to time with the mutual consent of the parties hereto. All expenses incident to performance by each party of its respective duties under this Agreement shall be paid by that party, unless otherwise specified in this Agreement.

     (b) The Distributor shall provide to the Company, at the location designated by the Company, periodic fund reports to shareholders and other materials that are required by law to be sent to Contract owners or participants. In addition, the Distributor shall provide the Company upon its request with reasonable quantities of its prospectuses, statements of additional information and any supplements to any of these materials, to be used in connection with the offerings and transactions contemplated by this Agreement.

     (c) The Distributor shall provide the company with a sufficient quantity of its proxy material that is required to be sent to Contract owners or participants. The cost associated with proxy preparation, group authorization letters, programming for tabulation and necessary materials (including postage) will be paid by the Distributor or the Fund.

5.   REPRESENTATIONS.

     (a) The Company agrees that it and its agents shall not, without the written consent of the Distributor, make representations concerning the Fund, or its shares except those contained in the then current prospectuses and in current printed sales literature approved by or deemed approved by the Fund or the Distributor.

     (b) The Company represents that its offering and management of the Contracts and the Accounts is in accordance with all applicable laws and regulations, including, without limitation, state and federal insurance laws and tax laws and regulations, and that the purchase of Fund shares by the Contracts and the Accounts will not result in any violation of any such law or regulation by the Fund.

6.   TERMINATION.

     This agreement shall terminate:

     (a) as to the sale and issuance of new Contracts, at the option of either the Company, the Distributor or the Fund, upon sixty days advance written notice to the other parties;

     (b) at the option of the Company, upon one week advance written notice to the Distributor and the Fund, if Fund shares are not available for any reason to meet the requirement of Contracts as determined by the Company. Reasonable advance notice of election to terminate shall be furnished by Company;

     (c) as to a given Account, upon the determination of the Account to substitute for the Fund's shares the shares of another investment company in accordance with the terms of the applicable Contracts. The Company will give 60 days written notice to the Fund and the Distributor of any decision to replace the Fund's' shares;

     (d) upon assignment of this Agreement, unless made with the written consent of all other parties hereto;

     (e) if Fund shares are not registered, issued or sold in conformance with Federal law or such law precludes the use of Fund shares as an underlying investment medium for Contracts issued or to be issued by the Company. Prompt notice shall be given by the appropriate party should such situation occur.

7.   CONTINUATION OF AGREEMENT.

     Termination as the result of any cause listed in Section 6, which, by its terms implies or requires that Contract holders will continue to hold or purchase shares of the Funds shall not affect the Fund's obligation to furnish its shares to Contracts then in force for which its shares serve as the underlying medium unless such further sale of Fund shares is prohibited by law or the SEC or other regulatory body. In such event, all provisions of this Agreement shall continue to apply to such sales. In the event of termination of this Agreement, the parties agree that the requirements of
     Section 10 of the Agreement shall survive.

8.   ADVERTISING MATERIALS; FILED DOCUMENTS.

     (a) Advertising and sales literature with respect to the Fund prepared by the Company or its agents for use in marketing its Contracts will be submitted to the Distributor for review before such material is submitted to any regulatory body for review. No such material shall be used if the Distributor reasonably objects to such use in writing, transmitted by facsimile within three business days after receipt of such material.

     (b) The Distributor will provide copies of the Fund's financials as soon as available to the Company and at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements and all amendments or supplements to any of the above that relate to the Fund promptly after the filing of such document with the SEC or other regulatory authorities. The Company will provide to each of the Distributor and the Transfer Agent at least one complete copy of all registration statements, prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, and all amendments or supplements to any of the above that relate to the Accounts promptly after the filing of such document with the SEC or other regulatory authority.

     (c) At the request of the Company, the Distributor will provide via Excel spreadsheet diskette format or in electronic transmission to the Company quarterly portfolio information necessary to update Fund profiles with fourteen business days following the end of each quarter.

9.   PROXY VOTING.

     (a) The Company shall provide pass-through voting privileges on Fund shares held by registered separate accounts to all Contract owners and participants to the extent the SEC continues to interpret the 1940 Act as requiring such privileges. The Company shall provide pass-through voting privileges on Fund shares held by unregistered separate accounts to all Contract owners.

     (b) The Company will distribute to Contract owners and participants, as appropriate, all proxy material furnished by the Fund and will vote Fund shares in accordance with instructions received from such Contract owners and participants. If and to the extent required by law, the Company, with respect to each group Contract and in each Account, shall vote Fund shares for which no instructions have been received in the same proportion as shares for which such instructions have been received. The Company and its agents shall not oppose or interfere with the solicitation of proxies for Fund shares held for such Contract owners and participants.

10.  INDEMNIFICATION.

     (a) The Company agrees to indemnify and hold harmless the Fund, the Transfer Agent, Wachovia and the Distributor, and its directors, officers, employees, agents and each person, if any, who controls the Fund or its Distributor within the meaning of the Securities Act of 1933 (the "1933 Act") against any losses, claims, damages or liabilities to which the Fund or any such director, officer, employee, agent, or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectus or sales literature of the Company or the Accounts or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the prospectuses or sales literature of the Fund) of the Company or its agents, with respect to the sale and distribution of Contracts for which Fund shares are the underlying investment. The Company will reimburse any legal or other expenses reasonably incurred by the Fund, the Transfer Agent, Wachovia or the Distributor or any of their directors, officers, employees, agents, or controlling persons in connection with investigating or defending any such loss, claim, damage, liability or action; provided, HOWEVER, that the Company will not be liable in any such case to the extent that any such ------- loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or omission or alleged omission made in such Registration Statement or prospectus in conformity with written materials furnished to the Company by the Fund, the Transfer Agent, Wachovia or the Distributor specifically for use therein or (ii) the willful misfeasance, bad faith, or gross negligence by the Fund, the Transfer Agent, Wachovia or the Distributor in the performance of their duties or the Fund's, Transfer Agent's, Wachovia's or Distributor's reckless disregard of obligations or duties under this Agreement or to the Company, whichever is applicable. This indemnity agreement will be in addition to any liability that Company may otherwise have.

     (b) The Transfer Agent, Wachovia and the Distributor agree to indemnify and hold harmless the Company and its directors, officers, employees, agents and each person, if any, who controls the Company within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which the Company or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, prospectuses or sales literature of the Fund or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or material fact required to be stated therein or necessary to make the statements therein not misleading. The Transfer Agent, Wachovia or the Distributor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, agent, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Transfer Agent, Wachovia or the Distributor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or omission or alleged omission made in such Registration Statement or prospectuses which are in conformity with written materials furnished to the Fund, the Transfer Agent, Wachovia or the Distributor by the Company specifically for use therein or (ii) the willful misfeasance, bad faith, or gross negligence by the Company in the performance of its duties or the Company's reckless disregard of obligations or duties under this Agreement or to the Transfer Agent, Wachovia, or Distributor, whichever is applicable.

     (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 10. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish to, assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

11.  MISCELLANEOUS.

     (a) AMENDMENT AND WAIVER. Neither this Agreement, nor any provision hereof, may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

     (b) NOTICES. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier or registered or certified mail, postage prepaid, return receipt requested, or recognized overnight courier service to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

     To the Company:

                            Aetna Insurance Company of America
                            151 Farmington Avenue
                            Hartford, Connecticut 06156
                            Attention: Julie E. Rockmore, Counsel

     To the Transfer Agent:

                            Federated Services Company
                            1099 Hingham Street
                            Rockland, MA 02370
                            Attn: John Sheehan

     To the Distributor:

                            Federated Securities Corp.
                            1001 Liberty Avenue
                            Pittsburgh, PA 15222
                            Attn: Kirk Montgomery

     Any notice, demand or other communication given in a manner prescribed in this subsection (b) shall be deemed to have been delivered on receipt.

     (c) SUCCESSORS AND ASSIGNS. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

     (e) SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     (f) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes all prior agreement and understandings relating to the subject matter hereof.

     (g) GOVERNING LAW. This Agreement shall be governed and interpreted in accordance with the laws of the State of Connecticut.

     (h) NON EXCLUSIVITY. It is understood by the parties that this Agreement is not an exclusive arrangement in any respect.

     (i) CONFIDENTIALITY. The terms of this Agreement and the Schedules thereto will be held confidential by each party except to the extent that either party or its counsel may deem it necessary to disclose such terms.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement by their duly authorized officers effective as of the ____ day of _________, _____.


     AETNA INSURANCE COMPANY OF AMERICA

     By:
         --------------------------------
     Name:  Laurie M. LeBlanc
           ------------------------------
     Title: Pursuant to a Delegation of Authority dated August 12, 1998
            ------------------------------------------------------------


     TRANSFER AGENT


     By:
         --------------------------------
     Name:
           ------------------------------
     Title:
            -----------------------------


     DISTRIBUTOR


     By:
         --------------------------------
     Name:
           ------------------------------
     Title:
            -----------------------------


     WACHOVIA BANK, N.A.


     By:
         --------------------------------
     Name:
           ------------------------------
     Title:
            -----------------------------

                                   SCHEDULE A

               (For any future separate accounts - See Section 1)

                                   SCHEDULE B

                        Wachovia Balanced Fund (Class A)
                     Wachovia Special Values Fund (Class A)

                                   SCHEDULE C

                               Fees to the Company

Administrative services to Contract owners and participants shall be the responsibility of the Company and shall not be the responsibility of the Fund, the Transfer Agent, Wachovia or the Distributor. The Distributor recognizes the Company as the sole shareholder of Fund shares issued under the Fund Participation Agreement, and that substantial savings will be derived in administrative expenses, such as significant reductions in postage expense and shareholder communications, by virtue of having a sole shareholder for each of the Accounts rather than multiple shareholders. In consideration of the administrative savings resulting from such arrangement, Wachovia hereby agrees to pay the Company a servicing fee based on the annual rate of 0.10% (0.025% quarterly) of the average net assets invested in the Funds through the Contracts in each calendar quarter. Wachovia will make such payments to the Company within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to the Company for the quarter and such other supporting data as may be reasonably requested by the Company.